UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

Riviera Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 794-9237

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

As previously disclosed, on July 12, 2010 (the “Petition Date”), Riviera Holdings Corporation (the “Company”), Riviera Operating Corporation, a Nevada corporation (“ROC”) and Riviera Black Hawk, Inc., a Colorado corporation  (“RBH” and together with the Company and ROC, the “Debtors”) filed petitions for relief (collectively, the “Petition”) under Title 11, Chapter 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”).  On the Petition Date, the Debtors filed several emergency motions with the Bankruptcy Court, including a motion to have the Chapter 11 Cases jointly administered.  On July 15, 2010, the Bankruptcy Court granted the motions.

On September 7, 2010, Debtors filed their First Amended Joint Plan of Reorganization with the Bankruptcy Court, and on September 17, 2010 Debtors filed their Second Amended Joint Plan of Reorganization with the Bankruptcy Court (collectively and as amended and supplemented, the “Plan”). On November 8, 2010, the Bankruptcy Court held a Confirmation hearing and confirmed the Plan, and on November 17, 2010 entered an Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan.  The Bankruptcy Court also issued a notice (attached hereto as Exhibit 10.2) stating that as of December 1, 2010, all conditions precedent to the effectiveness of the Second Amended Joint Plan of Reorganization have been met.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibit 2.1 and 10.1 respectively, and incorporated by reference herein. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Plan of Reorganization

The material terms of the confirmed Plan include the following:

•	all existing Equity Interests of the Company will be cancelled, and such Equity Interest holders will receive nothing;

•
each holder of a First Priority Senior Secured Claim, which are Claims (i) arising under the Senior Secured Credit Agreement (also referred to in this Quarterly Report on Form 10-Q as the “Credit Agreement”) for prepetition interest and fees, and (ii) with respect to the periodic payments due under a floating rate to fixed rate swap agreement (the “Swap Agreement”), and any interest accrued thereon, that became effective June 29, 2007 that the Company entered into under the Credit Facility, will receive in full and final satisfaction of such Claim a portion of a new $50 million term loan (the “Series A Term Loan”) in principal amount equal to such First Priority Senior Secured Claim to be evidenced by a first lien credit agreement;

•
the Company, as it exists on and after the Substantial Consummation Date (“Reorganized Riviera”), will receive additional funding by way of a $20 Million term loan to be evidenced by a Series B Term Loan (the “Designated New Money Investment”), subject to an affirmative election being made by Reorganized Riviera within a certain time period and various other conditions, and a $10 million working capital facility (the “Working Capital Facility”);

•
on the Substantial Consummation Date, holders of the Senior Secured Claims will receive: (i) a portion of the Series A Term Loan in a principal amount up to such holder’s pro rata share of the Series A Term Loan less the portion of the Series A Term Loan received by holders of the First Priority Senior Secured Claims; and (ii) such holder’s pro rata share of 80% of the new limited-voting common stock to be issued by Reorganized Riviera pursuant to the Plan of Reorganization (the “Class B Shares”);

•
since both the $10 million Working Capital Facility will be made available and the Designated New Money Investment will be effectuated, holders of Senior Secured Claims participating in making the Series B Term Loan and the loans under the Working Capital Credit Facility will receive: (i) a pro rata share of the Series B Term Loan; and (ii) 15% of the Class B Shares to be issued by Reorganized Riviera, subject to dilution;

•
holders of Allowed Claims that are General Unsecured Claims (“Allowed General Unsecured Claims”), other than with respect to any deficiency claims of holders of Senior Secured Claims, will receive in full and final satisfaction of such claim, payment in full thereof, but in no event will the total payment to holders of Allowed General Unsecured Claims exceed $3,000,000; if such total payment would exceed $3,000,000, the holders of Allowed General Unsecured Claims will instead receive their pro rata share of $3,000,000 in full satisfaction of their Allowed General Unsecured Claims;

•	Riviera Voteco, L.L.C. (“Voteco”) will receive 100% of the new fully-voting common stock to be issued by Reorganized Riviera pursuant to the Plan;

•
the membership interests of Voteco (the “Voteco Interests”) will be issued as follows: (i) 80.00% of the Voteco Interests ratably to those holders of the Senior Secured Claims or their designees, as applicable, (ii) 15.0% of the Voteco Interests ratably to those holders of Senior Secured Claims (including the Backstop Lenders) electing to participate in the New Money Investment or their designees, as applicable, and (iii) 5.0% of the Voteco Interests ratably to the Backstop Lenders in accordance with the Backstop Commitment Agreement or their designees, as applicable; provided however, the above distributions are subject to such persons first obtaining all applicable licensing from Gaming Authorities; and

•	approval of the Backstop Commitment Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

2.1	Debtors’ Second Amended Joint Plan of Reorganization.
10.1	Order Confirming Debtors’ Second Amended Joint Plan of Reorganization.
10.2	Notice Confirming Effective Date of Plan and Deadline for Filing Requests for Payment of Administrative Claims and Professional Fee Claims.

FORWARD-LOOKING STATEMENTS:

Certain statements in this filing contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of the Company and its management. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the Company’s and its subsidiaries’ ability to obtain court approval with respect to motions in the Chapter 11 cases; (iii) the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts that are critical to its operations; (vi) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (vii) the ability of the Company to attract, motivate and/or retain key executives and employees; (viii) the ability of the Company to attract and retain customers; and (ix) other risks and factors regarding the Company and the gaming industry identified from time-to-time in the Company’s reports filed with the SEC. All information set forth herein and the documents referred to herein are as of the respective dates of the documents in which such information is contained, and the Company undertakes no duty to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2010

RIVIERA HOLDINGS CORPORATION

/s/ Phillip B. Simons
Name:	Phillip B. Simons
Title:	Co-Chief Executive Officer, Chief Financial Officer and Treasurer